Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp

One Manhattan West

New York, NY 10001

________

TEL: (212) 735-3000

FAX: (212) 735-2000

www.skadden.com

September 10, 2021

Arbor Rapha Capital Bioholdings Corp. I

333 Earle Ovington Blvd., Suite 900

Uniondale, New York 11553

RE:	Arbor Rapha Capital Bioholdings Corp. I
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special United States counsel to Arbor Rapha Capital Bioholdings Corp. I, a Delaware corporation (the “Company”), in connection with the initial public offering by the Company of up to 17,250,000 units of the Company (the “Units”) (including up to 2,250,000 Units subject to an over-allotment option), each Unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and one-third of one redeemable warrant of the Company (each whole warrant, a “Warrant”), each Warrant exercisable for the purchase of one share of Class A Common Stock. The Units, and the Class A Common Stock and Warrants, in each case, included as part of the Units, are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)            the registration statement on Form S-1 of the Company relating to the Securities filed on September 10, 2021 with the Securities and Exchange Commission (the “Commission”) under the Securities Act (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)            an executed copy of a certificate of Ivan Kaufman, Chief Executive Officer of the Company, dated the date hereof (the “Secretary’s Certificate”);

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September 10, 2021

(c)            a copy of the Company’s Certificate of Incorporation, as amended, certified by the Secretary of State of the State of Delaware as of March 4, 2021, and certified pursuant to the Secretary’s Certificate;

(d)            the form of the Company’s Amended and Restated Certificate of Incorporation, filed as Exhibit 3.2 to the Registration Statement (the “Amended and Restated Certificate of Incorporation”);

(e)            a copy of the Company’s Bylaws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate (the “Bylaws”);

(f)            copies of certain resolutions of the Board of Directors of the Company adopted on March 10, 2021 and April 6, 2021, certified pursuant to the Secretary’s Certificate;

(g)            the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and between the Company and Cantor Fitzgerald & Co., as representative of any underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Units, filed as Exhibit 1.1 to the Registration Statement;

(h)            the form of Unit certificate to be used to evidence the Units, filed as Exhibit 4.1 to the Registration Statement (the “Unit Certificate”);

(i)             the form of Class A common stock certificate, filed as Exhibit 4.2 to the Registration Statement;

(j)             the form of Warrant certificate (the “Warrant Certificate”), filed as Exhibit 4.3 to the Registration Statement;

(k)            the form of Warrant Agreement (the “Warrant Agreement”) proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), filed as Exhibit 4.4 to the Registration Statement; and

(l)            a copy of a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

Arbor Rapha Capital Bioholdings Corp. I

September 10, 2021

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (all of the foregoing being referred to as “Opined-on Law”).

As used herein, “Transaction Documents” means the Underwriting Agreement, the Unit Certificate, the Warrant Certificate and the Warrant Agreement.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) the Underwriting Agreement and the Warrant Agreement have been duly executed and delivered, and (iii) the Unit Certificate and the Warrant Certificate are duly executed and:

1.            When the Units are delivered by the Company in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, the Unit Certificate will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

2.            When the Units are delivered by the Company in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, the shares of Class A Common Stock included in the Units will be validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.0001 per share.

3.            When the Units are delivered by the Company in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, the Warrants included in the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)            we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)            we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any Transaction Document or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

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September 10, 2021

(c)            we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(d)            we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(e)            except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents, when executed and delivered, constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its terms; and

(f)            to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in the Units or the Warrant Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

(a)            neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities, (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject (except that we do not make this assumption with respect to those agreements or instruments expressed to be governed under the laws of the State of New York which are listed in Part II of the Registration Statement), (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law);

(b)            neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and

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September 10, 2021

(c)            the issuance of the Class A Common Stock does not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Amended and Restated Certificate of Incorporation, the Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement).

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP